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                      LINCOLN HERITAGE CORPORATION
                      1998 LONG-TERM INCENTIVE PLAN


      1. PURPOSE. The purpose of the Lincoln Heritage Corporation 1998 Long-Term Incentive Plan (the "Plan") is to encourage certain directors, employees, advisors and consultants of Lincoln Heritage Corporation, a Texas corporation (the "Corporation"), and of such subsidiaries of the Corporation as the Committee administering the Plan designates, to acquire shares of the Corporation's common stock, $0.01 par value (the "Common Stock"), or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for continuation of the efforts of employees for the success of the Corporation and for continuity of employment.

      2. ADMINISTRATION. The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board") consisting of two or more directors as the Board may designate from time to time, each of whom is an "outside director" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and each of whom is qualified to administer the Plan as contemplated by Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Act").

      The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its shareholders and in accordance with the purpose of the Plan. Subject to the provisions of the Plan, the Commitee shall have exclusive authority to interpret and administer the Plan, to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Any act or determination that the Committee is authorized to perform hereunder may instead be performed by the Board of Directors of the Corporation, at its discretion, and to the extent the Board so acts, references in the Plan to the Committee shall refer to the Board as applicable.

      3. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of 1,000,000 shares of Common Stock, which may be authorized but unissued or treasury shares. As used in this
Section 3, the term "Plan Maximum" shall refer to the number of shares of Common Stock that are available for grant of awards pursuant to the Plan. Common Stock underlying outstanding options, stock appreciation rights or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares


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issued pursuant to such exercise, regardless of the number of shares surrendered in payment. If the Committee approves the payment of cash to an optionee equal to the difference between the Fair Market Value (as defined in Section 14) and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited.

      Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed 500,000 shares (as adjusted in accordance with Section 11).

      4. PARTICIPANTS. Participants will consist of such directors, officers, employees, advisors and consultants of the Corporation or any designated subsidiary as the Committee in its sole discretion shall determine. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

      5.  TYPES OF BENEFITS.  The following benefits may be granted under the
Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); and (e) nonqualified stock options ("NQSOs"), all as described below (each, an "Award").

      6. STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the Fair Market Value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Committee, subject to such terms and conditions set forth in a SAR agreement as may be established by the Committee in its sole discretion. SARs may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an option, (2) in conjunction with the exercise of an option, (3) upon lapse of an option, (4) independent of an option or (5) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (1), (2) or (3) above qualified as an ISO pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3. At the discretion of the Committee, payment for SARs may be made in cash or shares of Common Stock, or in a combination thereof. SARs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will expire in accordance with the terms established by the Committee. The following will apply upon exercise of a SAR:

            (a)   Exercise of SARs in Lieu of Exercise of Options.  SARs
                  -----------------------------------------------
            exercisable in lieu of options may be exercised for all or part of the shares subject to the related option upon the exercise of the right to exercise an equivalent number of options. A SAR may be exercised only with respect to the shares for which its related option is then exercisable.

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            (b)   Exercise of SARs in Conjunction with Exercise of Options.
                  --------------------------------------------------------
            SARs exercisable in conjunction with the exercise of options shall be deemed to be exercised upon the exercise of the related options.

            (c)   Exercise of SARs Upon Lapse of Options.  SARs exercisable
                  --------------------------------------
            upon lapse of options shall be deemed to have been exercised upon the lapse of the related options as to the number of shares subject to the options.

            (d)   Exercise of SARs Independent of Options.  SARs exercisable
                  ---------------------------------------
            independent of options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

      7. RESTRICTED STOCK. Restricted Stock shall consist of Common Stock issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

            (a) The purchase price, if any, will be determined by the Committee.

            (b) Restricted Stock may be subject to: (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

            (c) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

            (d) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

            (e) The Committee shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

      8.  PERFORMANCE AWARDS.

            (a)   Performance Period.  For each Program (as hereinafter
                  ------------------
      defined), the Committee shall set forth a performance period (which period shall not exceed ten years) over which performance will be measured to determine whether and in what amounts to pay Awards to participants. Each Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code. Each Program also shall set forth those individuals the Committee believes may be or may become Covered Employees (as defined in Section 162 (m) of the Code) for the applicable performance period. "Program" shall mean an award program established by the Committee which designates the participants, Covered Employees, a performance period, performance goals and formulas or standards for determining the amounts of Awards payable under the Plan.

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            (b)   Performance Criteria and Goals.  All Awards shall be based
                  ------------------------------
      upon any one or more of the following financial measures of the
      Corporation:  (i) return on average assets; (ii) earnings per share;
      (iii) return on shareholders' equity; and/or (iv) revenue growth. The Committee also may provide for additional opportunities based upon the attainment of specific business objectives and other measures of individual, business unit or Corporation performance, and such other goals or a combination thereof as may be established by the Committee. For each Program and for each participant, the Committee shall designate one or more objective performance goals based upon one or more of the criteria listed above. No Award shall be paid if the applicable performance goals are not satisfied; provided, however, performance goals may include standards for partial achievement and provide for a partial award for partial achievement.

            (c)   Performance Awards.  Performance Awards may consist of
                  ------------------
      NQSOs, ISOs, SARs, Common Stock, Restricted Stock or a combination thereof, to be issued with or without any payment therefor, in the event the performance goals established by the Committee are achieved during the performance period. For each Program, the Committee shall designate an objective formula or standard for determining each participant's Award. Except with respect to Awards payable to Covered Employees, and notwithstanding the failure to satisfy the applicable performance goal(s), the Committee shall have the discretion to increase or reduce the amount of any participant's Award above or below the standard or formula amount to reflect individual performance and/or unanticipated factors; the Committee may only reduce the amount of an Award payable to Covered Employees below the standard or formula amount to reflect individual performance and/or unanticipated factors. Actual payment of the Award earned shall be in Common Stock, Restricted Stock or in a combination thereof, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Common Stock or Restricted Stock is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. No Performance Award shall entitle any individual to receive more than 500,000 shares of Stock.

            (d)   Payment of Awards.  After the close of each performance
                  -----------------
      period, the Committee shall certify in writing the achievement of the applicable performance goal(s) and the amounts of any Awards payable to the participants under the applicable formula(s) or standard(s). All or part of the Awards payable to participants who are not Covered Employees may be paid prior to the end of a performance period on an estimated basis, subject to adjustment in the discretion of the Committee. All or part of the Awards payable to Covered Employees may be paid prior to the end of a performance period only if such earlier payment does not result in such Award failing to constitute qualified performance-based compensation under Section 162(m) of the Code (e.g., if achievement of the applicable performance goal(s) can be certified prior to the end of the performance period). Subject to the foregoing, the timing of payment of all Awards to both Covered Employees and participants who are not Covered Employees shall be within the discretion of the Committee.

      9. INCENTIVE STOCK OPTIONS. ISOs shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the Fair Market Value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock then owned by the participant, which shares must have been owned by the participant for at least 180 days, or (iii) by a combination of any of the foregoing, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Corporation pay in cash the difference between the

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Fair Market Value of part or all of the stock that is the subject of the option and the exercise price thereof. Subject to the provisions of Section 12 hereof, ISOs will be exercisable not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability.
In the event termination of employment occurs as a result of death or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by disability, then the period of exercise following death shall be the remainder of the 12-month period or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any ISO be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

      10. NONQUALIFIED STOCK OPTIONS. NQSOs shall consist of nonqualified stock options to purchase shares of Common Stock at purchase prices as determined by the Committee. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock then owned by the participant, which shares must have been owned by the participant for a least 180 days, or (iii) by a combination of any of the foregoing, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Corporation pay in cash the difference between the Fair Market Value of part or all of the stock that is the subject of the option and the exercise price thereof. Subject to the provisions of Section 12 hereof, NQSOs will be exercisable not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death, retirement or disability. In the event termination of employment occurs as a result of death, retirement or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by retirement or disability, then the period of exercise following death shall be the remainder of the 12-month period or three months, whichever is longer. However, in no event shall any option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a NQSO shall be subject to restrictions, and if so, the nature of the restrictions.

      11.  ADJUSTMENT PROVISIONS.

            (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

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

            (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

            (c) The six-month holding periods in Sections 9 and 10 above shall not apply in the event that more than 50% of the Common Stock, business or assets are purchased or acquired by any person, firm, corporation or group acting in concert and without agreement of the Board. In such event, any such option or right shall be deemed exercisable upon grant and with no waiting period.

      12. CHANGE OF CONTROL. Notwithstanding any other provision of this Plan, if the terms of an agreement under which the Committee has granted an award under this Plan shall so provide, upon a Change of Control, outstanding awards shall become immediately and fully exercisable or payable according to the following terms:

            (a) Any outstanding and unexercised option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

            (b) During the six month and seven day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, a participant shall have the right, in lieu of the payment of the exercise price of the shares of Common Stock being purchased under an option and by giving notice to the Committee, to elect (within the Exercise Period) in lieu of exercise thereof, to surrender all or part of the option to the Corporation and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the option multiplied by the number of shares of Common Stock granted under the option as to which the right granted under this subsection 12(b) shall have been exercised. Change in Control Price shall mean the higher of (i) (A) for any period during which the Common Stock shall be listed for trading on a national securities exchange, the highest closing price per share of Common Stock on such exchange as of the close of such trading day, (B) for any period during which the Common Stock shall not be listed for trading on a national securities exchange, but when prices for the Common Stock shall be reported by the Nasdaq National Market, the highest price per share as quoted by the Nasdaq National Market, (C) for any period during which the Common Stock shall not be listed for trading on a national securities exchange or its price reported by the Nasdaq National Market, but when prices for the Common Stock shall be reported by the Nasdaq SmallCap Market, the highest average of the high bid and low asked prices as reported by the Nasdaq SmallCap Market, (D) if the Common Stock shall not be listed for trading on a national securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, the closing bid price as furnished by the OTC Bulletin Board or similar quotation medium used by members of the National Association of Securities Dealers, Inc., or (E) the price per share determined in good faith by the Board using any factors they may deem relevant in the event that neither (A), (B), (C) nor (D) above shall be applicable, in each case during the 60-day period prior to and ending on the date of the Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in subsections 14(f)(i) or (iii) hereof, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of the Common Stock as

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      reflected in a Schedule 13D by the person having made the acquisition);
      provided, however, that with respect to any ISO, the Change of Control Price shall not exceed the market price of a share of Common Stock (to the extent required pursuant to Section 422 of the Code on the date of surrender thereof.

            (c) Any outstanding and unexercised SARs (other than such rights which arise pursuant to subsection 12(b) hereof) shall become exercisable as follows:

                  (i) Any SAR described in subsections 10(a) or (b) shall continue to be treated as provided in those subsections.

                  (ii) Any SAR described in subsection 10(c) shall be deemed to have been exercised if and when the Participant advises the Committee in writing that he or she elects to have Options with respect to which the SAR was granted treated as having lapsed.

                  (iii) Any SAR described in subsection 10(d) shall be
                        exercisable immediately, without regard to limitations imposed upon such exercise which are related to the passage of time.

            (d) Any Restricted Stock granted pursuant to Section 7 shall become immediately and fully transferable, and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock. Any shares held in escrow shall be delivered to the participant, and the share certificates shall not contain the legend specified by subsection 7(e).

            (e) Any Performance Award granted pursuant to Section 8 that has not expired or been forfeited shall be deemed to have been earned on the assumption that all performance goals have been achieved to the fullest extent scheduled in the award. All payments shall be made promptly in a lump sum, notwithstanding any other provision for installment or deferred payment prescribed in the award.

            (f) For purposes of this Plan, Change of Control shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act; provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if: (i) any Person (other than the Corporation) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation that represent 50% or more of the combined voting power of the Corporation's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Corporation's shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the
      Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash,

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
      securities or other property, other than a merger of the Corporation in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Corporation in which the Corporation is the continuing or surviving corporation in which the holders of the Common Stock immediately prior to the merger do not own seventy percent (70%) or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (vi) the shareholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation.

      13. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant's lifetime, only by the participant or a Permitted Transferee, as the case may be. In the event of the death of a participant, exercise or payment shall be made only:

            (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

            (b) To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section 13, "Permitted Transferee" shall include (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the exclusive participant and/or one or more members of the participant's family or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests. For this purpose, the participant's family shall include only the participant's spouse, children and grandchildren.

      14. FAIR MARKET VALUE OF COMMON STOCK. For purposes of this Plan, the Fair Market Value of the Common Stock shall mean, for any particular date (i) for any period during which the Common Stock shall be listed for trading on a national securities exchange, the closing price per share on such exchange,
(ii) for any period during which the Common Stock shall not be listed for trading on a national securities exchange, but when prices for the Common Stock shall be authorized for quotation on the Nasdaq National Market, the last transaction price per share as quoted by the Nasdaq National Market,
(iii) for any period during which the Common Stock shall not be listed for trading on a national securities exchange or its price reported by the Nasdaq National Market, but when prices for the Common Stock shall be authorized for quotation on the Nasdaq SmallCap Market, the closing bid price per share as reported by the Nasdaq SmallCap Market, (iv) for any period during which the Common Stock is neither listed for trading on a national securities exchange nor its price reported by the Nasdaq National Market or the Nasdaq SmallCap Market, but when prices of the Common Stock are quoted in the OTC Bulletin Board or similar quotation medium used by members of the National Association of Securities Dealers, Inc., the closing bid price as provided by the OTC Bulletin Board or similar quotation medium, or (v) the market price per share as determined by a nationally recognized investment banking firm selected by the Board in the event neither (i), (ii), (iii) nor (iv) above shall be applicable. If Fair Market Value is to be

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
determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

      15. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

      16. TENURE. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as a director, officer, employee or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

      17. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the shareholders of the Corporation: (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

      18. MISCELLANEOUS.

            (a)   Governing Law.  Subject to the provisions of applicable
                  -------------
      federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Texas excluding its conflict of law rules, and applicable federal law and in courts situated in the State of Texas.

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


            (b)   Severability.  The invalidity of any particular clause,
                  ------------
      provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

      19. SHAREHOLDER APPROVAL. The Plan was adopted by the Board of Directors and approved by the sole shareholder of the Corporation on April 6, 1998.



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